UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 15, 2006, UnumProvident Corporation announced that Michael Caulfield will rejoin its board of directors effective January 1, 2007. Mr. Caulfield was initially elected to the Company’s Board in August 2004, but left in July 2005 when he accepted the role of chief operating officer at Mercer Human Resource Consulting, a firm with which UnumProvident does business. He recently resigned as president of Mercer. Mr. Caulfield, who has been determined by the Board to be an independent director, has been appointed to serve on the Audit Committee and as Chairman of the Finance Committee of the Board of the Company. He was elected to fill the vacancy that will be created by the previously announced retirement of C. William Pollard effective December 31, 2006. Mr. Caulfield will be a Class 2 director with a term of office expiring at the 2007 Annual Meeting of Stockholders.

A copy of the press release announcing the election of Mr. Caulfield is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Report:

99.1	Press release of UnumProvident Corporation dated December 15, 2006, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: December 20, 2006	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT

99.1	Press release of UnumProvident Corporation dated December 15, 2006, announcing the election of a new director.